UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

Delek US Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On March 20, 2018 and effective as of 12:01 a.m., Central Time, on March 1, 2018 (the “Closing Date”), pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of February 26, 2018, by and among Delek US Holdings, Inc., a Delaware corporation (“Delek US”), as guarantor, certain subsidiaries of Delek US (such subsidiaries, the “Sellers”), and DKL Big Spring, LLC, a Delaware limited liability company (the “Buyer”) and a wholly-owned subsidiary of Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), the Buyer acquired, subject to the terms and conditions in the Purchase Agreement, certain logistics assets located at or associated with a refinery near Big Spring, Texas, owned and operated by Delek US and its affiliates (the “Big Spring Logistics Assets”) and the Sellers’ light products distribution terminal located in Stephens County, Oklahoma (the “Duncan Terminal” and, together with the Big Spring Logistics Assets, the “Transferred Assets”). The purchase price was $315 million in cash, subject to certain post-closing adjustments. Such acquisition is referred to herein as the “Transaction.”

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.01                                           Entry into a Material Definitive Agreement

In connection with the consummation of the Transaction, the parties entered into long-term agreements whereby the Partnership’s subsidiaries will provide logistics, asphalt handling and marketing services to the Sellers.

Pipelines, Storage and Throughput Facilities Agreement

In connection with the Transaction, Alon USA, LP, a Texas limited partnership and indirect, wholly-owned subsidiary of Delek US (“Alon USA”), and the Buyer entered into the Pipelines, Storage and Throughput Facilities Agreement (Big Spring Refinery Logistics Assets and Duncan Terminal) (the “Logistics Agreement”). Under the Logistics Agreement, the Buyer will provide storage and throughput services at certain of the Transferred Assets for Alon USA. The Buyer will act as bailee of crude oil and refined petroleum products owned by Alon USA or its assignee held in such assets owned and operated by the Buyer. The Buyer will charge fees to Alon USA based on storage capacity of $0.55 per barrel and throughput volumes received or delivered ranging from $0.05 to $0.66 per barrel depending on the facility. The fees under the Logistics Agreement may be adjusted annually for inflation. The initial term of the Logistics Agreement is ten years; the Buyer has the one-time option to extend the Logistics Agreement for up to five additional years; and the Logistics Agreement will continue on a year-to-year basis following such renewal term unless terminated by either party.

As set forth in the Logistics Agreement, the Buyer is obligated to maintain certain minimum storage and throughput capacities. Failure to meet such obligations may result in a reduction of fees payable by Alon USA under the Logistics Agreement. Delek US is a party to the Logistics Agreement to guarantee Alon USA’s payment obligations.

The foregoing description of the Logistics Agreement is not complete and is qualified in its entirety by reference to the Logistics Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Big Spring Asphalt Services Agreement

Further, in connection with the Transaction, Alon USA and the Buyer entered into the Big Spring Asphalt Services Agreement (the “Asphalt Services Agreement”). Under the Asphalt Services Agreement, the Buyer will provide asphalt storage and handling services at certain of the Transferred Assets (such assets, the “Asphalt Facilities”). The Buyer will provide services to Alon USA at the Asphalt Facilities and serve as bailee of all raw materials, including crude oil and other hydrocarbons, used to make asphalt products owned by Alon USA or its assignee held in the Asphalt Facilities. The Buyer will charge fees to Alon USA based on storage capacity of $1.00 per barrel and throughput volumes received or delivered ranging from $0.40 to $8.30 per barrel depending on the facility. The fees under the Asphalt Services Agreement may be adjusted annually for inflation. The initial term of the Asphalt Services Agreement is ten years; the Buyer has the one-time option to extend the Asphalt Services Agreement for up to five additional years; and the Asphalt Services Agreement will continue on a year-to-year basis following such renewal term unless terminated by either party.

As set forth in the Asphalt Services Agreement, the Buyer is obligated to maintain certain minimum storage and throughput capacities. Failure to meet such obligations may result in a reduction of fees payable by Alon USA under the Asphalt Services Agreement. Delek US is a party to the Asphalt Services Agreement to guarantee Alon USA’s payment obligations.

The foregoing description of the Asphalt Services Agreement is not complete and is qualified in its entirety by reference to the Asphalt Services Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Marketing Agreement

Further, in connection with the Transaction, Alon USA and the Buyer entered into the Marketing Agreement (the “Marketing Agreement”). Under the Marketing Agreement, the Buyer will provide Alon USA with services for the marketing and selling of certain refined petroleum products that are produced or sold from the refinery near Big Spring, Texas.

The Buyer will charge Alon USA fees for such marketing and selling services of $0.50 to $0.71 per barrel depending on the type of product. The fees under the Marketing Agreement may be adjusted annually for inflation. The initial term of the Marketing Agreement is ten years; Alon USA has the one-time option to extend the Marketing Agreement for up to five additional years; and the Marketing Agreement will continue on a year-to-year basis following such renewal term unless terminated by either party.

As set forth in the Marketing Agreement, Alon USA is obligated to provide minimum volumes available for marketing and sale by the Buyer. Failure to meet such obligations may result in Alon USA making a shortfall payment to the Buyer. Delek US is a party to the Marketing Agreement to guarantee Alon USA’s payment obligations.

The foregoing description of the Marketing Agreement is not complete and is qualified in its entirety by reference to the Marketing Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Other

Additionally, Alon USA will lease real property on which certain Transferred Assets are located to the Buyer pursuant to a lease and access agreement and will provide the Buyer with shared use of certain services, utilities, materials and facilities that are necessary to operate and maintain the Transferred Assets pursuant to a site services agreement.

Relationships

Delek US owns a 62.0% limited partnership interest in the Partnership and a 94.6% interest in Delek Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), which owns the entire 2.0% general partner interest and all incentive distribution rights in the Partnership. Each of the Partnership, the General Partner, the Buyer, and the Sellers and the other subsidiaries of the Partnership is a direct or indirect subsidiary of Delek US. As a result, certain individuals, including officers and directors of Delek US and the General Partner, serve as officers and/or directors of more than one of such other entities. Additionally, the Partnership and Delek US have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The text set forth under “Introductory Note” above is incorporated herein by reference.

On March 20, 2018, Delek US completed the Transaction pursuant to the terms of the Purchase Agreement as described in the Introductory Note of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01. Additionally, Delek US, the Partnership, the General Partner, the Sellers and the Buyer have relationships with one another as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01.

Item 9.01.                                        Financial Statements and Exhibits

(a)         Financial statements of business acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(c)          Shell company transactions.

Not applicable.

(d)          Exhibits.

Exhibit No.	Description
2.1*

Asset Purchase Agreement, dated as of February 26, 2018, by and among DKL Big Spring, LLC, Delek US Holdings, Inc., Alon USA Partners, LP, Alon USA GP II, Alon USA Delaware, LLC, Alon USA Refining, LLC, and Alon USA, LP (incorporated by reference herein to Exhibit 2.1 to Delek US’ Current Report on Form 8-K filed on March 2, 2018, File No. 001-38142).

10.1

Pipelines, Storage and Throughput Facilities Agreement (Big Spring Refinery Logistics Assets and Duncan Terminal), dated March 20, 2018 and effective as of March 1, 2018, by and among Alon USA, LP, DKL Big Spring, LLC, for the limited purposes specified therein, Delek US, and for the limited purposes specified therein, J. Aron & Company LLC.

10.2

Big Spring Asphalt Services Agreement, dated March 20, 2018 and effective as of March 1, 2018, by and among Alon USA, LP, DKL Big Spring, LLC, for the limited purposes specified therein, Delek US, and for the limited purposes specified therein, J. Aron & Company LLC.

10.3	Marketing Agreement, dated as of March 20, 2018 and effective as of March 1, 2018, by and among Alon USA, LP, DKL Big Spring, LLC, and for the limited purposes specified therein, Delek US.
10.4	Amendment and Restatement of Schedules to Third Amended and Restated Omnibus Agreement, dated March 20, 2018 and effective as of March 1, 2018.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK US HOLDINGS, INC.

	By:	/s/ Kevin Kremke
	Name:	Kevin Kremke
	Title:	EVP / Chief Financial Officer

DATED: March 26, 2018